Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-108278 of Immtech International, Inc. and subsidiary (a Development Stage Enterprise) (the "Company") on Form S-3 of our report dated June 20, 2003, appearing in the Annual Report on Form 10-K of Immtech International, Inc. for the year ended March 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.

Deloitte & Touche LLP
Milwaukee, Wisconsin
October 31, 2003